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                                                                   Exhibit 10.52

                      FIRST ASSIGNMENT AND ASSUMPTION OF
                     FIBER OPTIC FACILITY LEASE AGREEMENT

     THIS FIRST ASSIGNMENT AND ASSUMPTION OF FIBER OPTIC FACILITY LEASE AGREEMENT (the "Assignment") is dated as of the 1st day of February, 1997,
                                                 -------
by and between INTERSTATE FIBERNET, a Georgia general partnership ("Assignor"),
and a GULF STATES   FIBERNET, a Georgia general partnership ("Assignee").

     WHEREAS, Assignor and Southern Telecom 1, Inc., a Delaware corporation ("Southern Telecom"), are parties to that certain Fiber Optic Facility Lease Agreement entered into as of January 31, 1997 (the "Lease Agreement");

     WHEREAS, Assignor desires to assign to Assignee the Lease Agreement and Assignor's rights and obligations thereunder on the terms and conditions set forth herein.

     WHEREAS, Southern Telecom has heretofore consented in writing to Assignor's assignment to Assignee of the Lease Agreement and Assignor's rights and obligations thereunder on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

     1. All capitalized terms not otherwise defined herein shall have the meanings such terms have in the Lease Agreement.

     2. Assignor does hereby assign, bargain, sell, transfer, convey and deliver to Assignee and its successors and assigns the Lease Agreement together with all rights and obligations of Assignor under the Lease Agreement.

     3. Assignee hereby accepts such assignment and grant and assumes, and agrees to perform and be bound by, all obligations and liabilities of Assignor under the Lease Agreement.

     4. Assignor does hereby agree, from and after the date hereof upon the request of Assignee, to execute such other documents as Assignee may require in order to obtain the full benefit of this Assignment and Assignor's obligations and agreements hereunder.

     5. Notwithstanding any terms or conditions to the contrary contained in the Lease Agreement and as heretofore consented to by Southern Telecom in writing, the assignment and assumption by Assignor effected hereby shall operate to relieve and release Assignor of any duty or obligation under the Lease Agreement simultaneously with the execution hereof.

     6. Assignee hereby agrees to indemnity, defend and hold harmless Assignor from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees
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and disbursements (collectively, "Claims"), to the extent any such Claim is asserted against, resulting to, imposed upon or incurred by Assignor, directly or indirectly, by reason or resulting from, any breach of or noncompliance with any covenant or condition by Assignee required to be performed by Assignee under the Lease Agreement by virtue of this Assignment.

     7. Assignor hereby agrees to indemnify, defend and hold harmless Assignee from and against any and all Claims to the extent any such Claim is asserted against, resulting to, imposed upon or incurred by Assignee, directly or Indirectly, by reason or resulting from, any breach of or noncompliance with any covenant or condition by Assignor in or pursuant to the Lease Agreement (except for Covenants or conditions required to be performed by Assignee by virtue of this Assignment).

     8. All notices, demands, requests, or other communications to be given, served, or sent by either party to the other party regarding this Assignment shall be in writing and shall be mailed by first-class registered or certified mail, return receipt requested, postage prepaid, or transmitted by overnight courier, hand delivery (including delivery by courier), telegram, telex, or facsimile transmission, addressed as follows:

     (i)  If to Assignor:

          Interstate Fibernet
          206 West 9th Street
          West Point, Georgia 31833
          Attention:  Doug Shumate
          Telecopy No.: (706)645-8989

     with an additional copy (which shall not constitute notice) to:

          DeltaCom, Inc.
          700 Boulevard South, Suite 101
          Huntsville, Alabama 35802
          Attention:  General Counsel
          Telecopy No.: (205)650-3839

     (ii) If to Assignee:

          Gulf States Fibernet
          206 West 9th Street
          West Point, GA 31833
          Attention:  Doug Shumate
          Telecopy No.; (706) 645-8989

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     with an additional copy (which shall not constitute notice) to:

          DeltaCom, Inc.
          700 Boulevard South, Suite 101
          Huntsville, AL 35802
          Attention:  General Counsel
          Telecopy No.: (205) 650-3936

     9. To facilitate execution, this Assignment may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart but it shall be sufficient that the signature of, or on behalf of each party; or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Assignment to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

     IN WITNESS WHEREOF, Assignor and Assignee have caused this First Assignment and Assumption of Fiber Optic Facility Lease Agreement to be executed as of the day and year first above written.

                              ASSIGNOR:

                              INTERSTATE FIBERNET
                              By:  /s/ Douglas Shumate
                                 ------------------------------
                                   Douglas Shumate
                                   Its Chief Financial officer


                              ASSIGNEE:

                              GULF STATES FIBERNET
                              By:  /s/ Douglas Shumate
                                 -------------------------------
                                   Douglas Shumate
                                   Its Chief Financial Officer

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